EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-210293 on Form S-3 of Nemaura Medical Inc. of our report dated June 27, 2017 on the consolidated financial statements for the year ended March 31, 2017, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Denver, Colorado

June 27, 2017